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                                                                   EXHIBIT 3.1.4

                           CERTIFICATE OF AMENDMENT
                           ------------------------

               AMENDMENT NO. 1 TO THE THIRD AMENDED AND RESTATED
               CERTIFICATE OF INCORPORATION OF TELECORP PCS, INC

          TeleCorp PCS, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

          FIRST: The name of the corporation is TeleCorp PCS, Inc. (the "Corporation"). The original Certificate of Incorporation of the Corporation
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was filed with the Secretary of State of the State of Delaware (the "Secretary
of State") on November 14, 1997 and was amended and restated pursuant to a Restated Certificate of Incorporation filed with the Secretary of State on July 16, 1998, a Second Amended and Restated Certificate of Incorporation filed with the Secretary of State on April 20, 1999 and a Third Amended and Restated Certificate of Incorporation filed with the Secretary of State on May 14, 1999 (the "Third Amended and Restated Certificate").

          SECOND: This Amendment No. 1 to the Third Amended and Restated Certificate of Incorporation (the "Amendment") has been duly adopted in accordance with the provisions of Sections 242 of the General Corporation Law of the State of Delaware and written consent has been given by the stockholders of the Company in accordance with Section 228 of the General Corporation Law of the State of Delaware.

          THIRD: This Amendment hereby amends the provisions of the Corporation's Third Restated Certificate of Incorporation, as follows:

     Section 4.1 of Article IV of the Third Amended and Certificate of Incorporation of the Corporation shall be deleted in its entirety and replaced with Section 4.1 as follows:

  4.1  Classes of Stock.  The total number of shares of all classes of stock
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which the Corporation shall have authority to issue is 202,996,000, consisting of (a) 12,595,000 shares of preferred stock (the "Preferred Stock"), consisting
                                                  ---------------
of 100,000 shares designated "Series A Convertible Preferred Stock," par value $.01 per share (the "Series A Preferred Stock"), 200,000 shares designated
                     ------------------------
"Series B Preferred Stock," par value $.01 per share (the "Series B Preferred
                                                           ------------------
Stock"), 215,000 shares designated "Series C Preferred Stock," par value $.01
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per share (the "Series C Preferred Stock"), 50,000 shares designated "Series D
                ------------------------
Preferred Stock," par value $.01 per share (the "Series D Preferred Stock"),
                                                 ------------------------
30,000 shares designated "Series E Preferred Stock," par value $.01 per share (the "Series E Preferred Stock"), 5,000,000 shares designated "Series F
      ------------------------
Preferred Stock," par value $1.00 per share (the "Series F Preferred Stock"),
                                                  ------------------------
and 7,000,000 shares designated "Senior Common Stock," par value $1.00 per share (the "Senior Common Stock"), and (b) 190,401,000 shares of common stock, par
      -------------------
value $1.00 per share (the "Common Stock"), consisting of 95,000,000 shares
                            ------------
designated "Class A Voting Common Stock" (the "Class A Common Stock"),
                                               --------------------
95,000,000 shares designated "Class B Non-Voting Common Stock" (the "Class B
                                                                     -------
Common Stock"), 100,000 shares designated "Class C Common Stock" (the "Class C
------------                                                           -------
Common Stock"), 300,000 shares designated "Class D Common Stock" (the "Class D
------------                                                           -------
Common Stock") and 1,000 shares designated "Voting Preference Common Stock" (the
------------
"Voting
 ------
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Preference Common Stock").   (Capitalized terms used herein and not otherwise
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defined shall have the meanings set forth in Section 4.14.)
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          IN WITNESS WHEREOF, the undersigned officer of the Corporation has executed this Amendment this 31 day of August, 1999.


                              /s/ Thomas H. Sullivan
                              ------------------------------
                              Name:  Thomas H. Sullivan
                              Title: Executive Vice President